Exhibit 99.1

CONTACT:

Investors/Media	Investors
Blaine Davis	Jonathan Neely
+353-1-691-7579	(484) 216-6645
(484) 216-7158
ENDO REPORTS THIRD QUARTER FINANCIAL RESULTS

•	Total quarterly revenues of $764 million, reported diluted (GAAP) loss per share of $1.64 and adjusted diluted EPS of $1.15.

•	Strong financial results driven by combination of solid growth from the base business and the completion of multiple accretive acquisitions over the past year.

•	Company raises expected 2014 revenues to a range from $2.80 billion to $2.88 billion and raises expected 2014 adjusted diluted EPS to a range from $4.10 to $4.25.

•	Company expects 2014 reported diluted (GAAP) loss per share to be in the range from $3.95 to $3.80.

DUBLIN, November 5, 2014-- Endo International plc (NASDAQ: ENDP) (TSX: ENL) today reported third quarter 2014 revenues of $764 million, an increase of 16 percent compared to third quarter 2013 revenues of $661 million. Endo reported a net loss of $252 million in the third quarter 2014 compared to net income of $40 million in the third quarter of 2013.
The reported net loss in the third quarter of 2014 is primarily attributable to the announcement made by Endo on September 30, 2014 of an increase to the company's pre-tax product liability accrual for all known, pending and estimated future claims in the U.S. primarily related to vaginal mesh products.
As detailed in the supplemental financial information below, adjusted net income for the three months ended September 30, 2014 increased by 13 percent to $182 million, compared to adjusted net income of $161 million for the third quarter of 2013.
Reported diluted loss per share for the third quarter of 2014 was $1.64, compared to the third quarter 2013 reported earnings per share of $0.33. Adjusted diluted EPS decreased by 14 percent to $1.15 for the third quarter of 2014 compared to $1.34 for the same period in 2013. The decrease in adjusted diluted EPS is primarily attributable to the loss of exclusivity for branded LIDODERM® offset by the completion of multiple accretive transactions including the transformational merger with Paladin Labs which was completed in February, as well as the corporate restructuring initiated in mid-2013.
“Endo continues to make progress towards our objective of becoming a leading, global specialty healthcare company,” said Rajiv De Silva, President and CEO of Endo. “As a result of our strong third quarter financial results we are raising financial guidance for full-year 2014. Our third quarter results provide Endo with the opportunity to continue to invest in sustainable organic growth options, as well as the execution of additional value-creating M&A. We believe that our recently announced agreement to acquire Auxilium Pharmaceuticals is important from a strategic and a financial perspective, and we are confident the combination will deliver substantial accretion and create significant value for shareholders of both companies. We also believe this transaction will further accelerate our sales and earnings growth trajectory for 2015 and beyond."
FINANCIAL PERFORMANCE
($ in thousands, except per share amounts)

	3rd Quarter			Nine Months Ended September 30,
	2014	2013	Change	2014	2013	Change
Total Revenues	$763,938	$661,319	16%	$2,077,231	$2,031,961	2%
Reported Net Income	$(252,084)	$40,223	NM	$(667,836)	$90,571	NM
Reported Diluted EPS	$(1.64)	$0.33	NM	$(4.62)	$0.77	NM
Adjusted Net Income	$182,267	$160,713	13%	$490,014	$450,299	9%
Adjusted Diluted Weighted Average Shares	158,975	120,261	32%	155,902	116,890	33%
Adjusted Diluted EPS	$1.15	$1.34	(14)%	$3.14	$3.85	(18)%
U.S. BRANDED PHARMACEUTICALS
On October 9, Endo announced that it had reached a definitive agreement with Auxilium Pharmaceuticals, Inc. under which Endo will acquire all of the outstanding shares of common stock of Auxilium in a cash and stock transaction. Endo believes that the strategic and financial benefits of the combination will position the company and its U.S. Branded Pharmaceuticals business for future growth and value creation.
Third quarter 2014 branded pharmaceutical revenues were $241 million, a 34 percent decrease when compared to the third quarter 2013 branded pharmaceutical revenues. This decrease was primarily attributable to the decrease in net sales of LIDODERM®. Third quarter 2014 net sales of LIDODERM decreased 72 percent compared to the third quarter 2013. This decrease is attributable to the effects of the loss of market exclusivity for the product in September 2013.
Third quarter 2014 net sales of OPANA® ER decreased 17 percent when compared to the third quarter 2013. This decrease is primarily attributable to a year-over-year decrease in demand. According to IMS Health, total prescriptions for OPANA ER decreased by 11 percent in the third quarter of 2014 when compared to the third quarter of 2013.
Third quarter 2014 net sales of Voltaren® Gel increased 3 percent when compared to third quarter 2013 net sales. This increase is attributable to growth in demand. According to IMS Health, total prescriptions for Voltaren Gel increased by 16 percent in the third quarter of 2014 when compared to the third quarter of 2013.
U.S. GENERIC PHARMACEUTICALS
On August 6, Endo announced that it completed the acquisition of DAVA Pharmaceuticals, Inc., a privately-held company specializing in marketed, pre-launch and pipeline generic pharmaceuticals.  The acquisition enhances Endo's commercialization and development platform and is expected to be immediately accretive to Endo's 2014 adjusted earnings per share.

Third quarter 2014 generic product net sales of $319 million increased 74 percent when compared to third quarter 2013 generic product net sales. This increase is mainly attributable to the addition of sales from Boca Pharmacal and DAVA Pharmaceuticals following the close of those acquisitions in February 2014 and August 2014 respectively and sales of the Authorized Generic (AG) version of LIDODERM following the launch of that product by the U.S. Generics business in May 2014.

Excluding the aforementioned additions, sales for the U.S. Generics business increased by approximately 13 percent when compared to third quarter generic product net sales. This increase is primarily attributable to increased sales of the U.S. Generics business' broad portfolio of controlled substance products.

INTERNATIONAL PHARMACEUTICALS
In the third quarter 2014, the International Pharmaceuticals segment reported sales of $93.8 million which were attributable to the Paladin Labs business following the February 2014 closing of that acquisition and sales of products by Grupo Farmaceutico Somar following the closing of that acquisition in July 2014.

DEVICES
In the third quarter 2014, Endo reported device sales of $110 million compared to third quarter 2013 sales of $111 million.

In the third quarter 2014, world-wide Men's Health sales decreased 2 percent compared to the third quarter 2013. Although sales of Men’s Health products in the U.S. increased primarily due to increased sales of Erectile Restoration products, the world-wide decrease is primarily attributable to decreased sales of Men’s Health products in International markets.
In the third quarter 2014, Women's Health sales decreased by 10 percent compared to the same period last year. The decrease in Women's Health sales is primarily attributable to year-over-year declines in U.S.-based procedural volumes.

Sales for AMS's benign prostatic hyperplasia (BPH) products increased 8 percent in the third quarter of 2014 when compared to the third quarter of 2013. This increase is primarily attributable to increased sales of BPH products in International markets.

2014 Financial Guidance
Endo's estimates are based on projected results for the twelve months ended Dec. 31, 2014 and management's current belief about prescription and procedure trends, pricing levels, inventory levels and the anticipated timing of future product launches and events. The company's guidance for reported (GAAP) earnings per share does not include any estimates for potential new corporate development transactions. For the full twelve months ended Dec. 31, 2014, at current exchange rates, Endo estimates:

•	Total revenue to be between $2.80 billion and $2.88 billion compared to a prior guidance range of $2.78 billion to $2.86 billion.

•	Reported (GAAP) diluted loss per share to be between $3.95 and $3.80 compared to a prior loss per share guidance range of $1.56 to $1.36.

•	Adjusted diluted earnings per share to be between $4.10 and $4.25 compared to a prior guidance range of $4.00 to $4.20.

•	Adjusted diluted earnings per share assume full year adjusted diluted shares outstanding of 157 million which is the same as guided previously.
The company's 2014 guidance is based on certain assumptions including:

•	Adjusted gross margin of between 63.5 percent and 64.5 percent compared to a prior guidance range of 63 percent to 65 percent.

•	Year-over-year mid-to-high single-digit percentage decrease of Adjusted Operating Expenses which is the same as guided previously.

•	Adjusted interest expense of approximately $220 million which is the same as guided previously.

•	Adjusted effective tax rate of approximately 23 percent compared to a prior guidance range of 23 percent to 24 percent.

Conference Call Information
Endo will conduct a conference call with financial analysts to discuss this news release today at 9:00 a.m. ET. The dial-in number to access the call is U.S./Canada (866) 318-8616, International (617) 399-5135, and the passcode is 87960776. Please dial in 10 minutes prior to the scheduled start time.

A replay of the call will be available from November 5, 2014 at 12:30 p.m. ET until 11:59 p.m. ET on November 12, 2014 by dialing (888)-286-8010 (U.S./Canada) or (617)-801-6888 (international) and entering the passcode 40905841.

A simultaneous webcast of the call can be accessed by visiting www.endo.com. In addition, a replay of the webcast will be available until 11:59 p.m. ET on November 12, 2014. The replay can be accessed by clicking on “Events” in the Investor Relations section of the website.

Supplemental Financial Information
The following tables provide a reconciliation of our reported (GAAP) statements of operations to our adjusted statements of operations (Non-GAAP) for each of the three months ended September 30, 2014 and 2013 (in thousands, except per share data):

Three Months Ended September 30, 2014 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$763,938	$—		$763,938

COSTS AND EXPENSES:
Cost of revenues	379,199	(94,751)	(1)	284,448
Selling, general and administrative	205,260	(45,357)	(2)	159,903
Research and development	30,918	(4,300)	(3)	26,618
Litigation-related and other contingencies, net	473,338	(473,338)	(4)	—
Acquisition-related and integration items	6,932	(6,932)	(5)	—
OPERATING (LOSS) INCOME	$(331,709)	$624,678		$292,969
INTEREST EXPENSE, NET	61,949	(1,992)	(6)	59,957
LOSS ON EXTINGUISHMENT OF DEBT	2,027	(2,027)	(7)	—
OTHER (INCOME) EXPENSE, NET	(4,871)	5,729	(8)	858
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(390,814)	$622,968		$232,154
INCOME TAX	(138,765)	188,986	(9)	50,221
(LOSS) INCOME FROM CONTINUING OPERATIONS	$(252,049)	$433,982		$181,933
DISCONTINUED OPERATIONS, NET OF TAX	—	—		—
CONSOLIDATED NET (LOSS) INCOME	$(252,049)	$433,982		$181,933
Less: Net income (loss) attributable to noncontrolling interests	35	(369)	(10)	(334)
NET (LOSS) INCOME ATTRIBUTABLE TO ENDO INTERNATIONAL PLC	$(252,084)	$434,351		$182,267
DILUTED EARNINGS PER SHARE DATA ATTRIBUTABLE TO ENDO INTERNATIONAL PLC ORDINARY SHAREHOLDERS:
Continuing operations	$(1.64)			$1.15
Discontinued operations	—			—
DILUTED (LOSS) EARNINGS PER SHARE	$(1.64)			$1.15
DILUTED WEIGHTED AVERAGE SHARES	153,309			158,975
Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)
To exclude amortization of commercial intangible assets related to developed technology of $68,293 and a fair value step-up in inventory of $17,364 and accruals for milestone payments to partners of $9,094.

(2)
To exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the company's operations of $8,284, amortization of intangible assets of $2,513, mesh litigation-related defense costs of $10,588, a charge for an additional year of the branded prescription drug fee in accordance with IRS regulations issued in the third quarter of 2014 of $24,972 and an adjustment to the accrual for excise tax payments of $(1,000).

(3)	To exclude milestone payments to partners of $4,354 and adjustments to accruals for other costs incurred in connection with continued efforts to enhance the company's operations of $(54).

(4)	To exclude the impact of net charges primarily for mesh-related product liability.

(5)	To exclude acquisition and integration costs of $6,932 associated with the Paladin, Boca and other acquisitions.

(6)	To exclude additional non-cash interest expense related to our 1.75% Convertible Senior Subordinated Notes.

(7)	To exclude the net loss on extinguishment of debt in connection with various refinancing and note repurchase activity.

(8)
To exclude adjustments to the gain on sale of certain early-stage drug discovery and development assets of $(150), foreign currency impact related to the remeasurement of intercompany debt instruments of $(5,740) and other miscellaneous expense of $161.

(9)	Primarily to reflect the cash tax savings from acquired tax attributes and the tax effect of the pre-tax adjustments above at applicable tax rates.

(10)	To exclude the impact of the portion of certain of the above adjustments attributable to noncontrolling interests.

Three Months Ended September 30, 2013 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$661,319	$—		$661,319

COSTS AND EXPENSES:
Cost of revenues	257,836	(44,458)	(1)	213,378
Selling, general and administrative	191,362	(27,994)	(2)	163,368
Research and development	36,687	(10,005)	(3)	26,682
Litigation-related and other contingencies	30,895	(30,895)	(4)	—
Asset impairment charges	807	(807)	(5)	—
Acquisition-related and integration items	1,493	(1,493)	(6)	—
OPERATING INCOME	$142,239	$115,652		$257,891
INTEREST EXPENSE, NET	43,081	(5,704)	(7)	37,377
OTHER INCOME, NET	(14,672)	14,628	(8)	(44)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$113,830	$106,728		$220,558
INCOME TAX	44,655	16,744	(9)	61,399
INCOME FROM CONTINUING OPERATIONS	$69,175	$89,984		$159,159
DISCONTINUED OPERATIONS, NET OF TAX	(14,560)	30,506	(10)	15,946
CONSOLIDATED NET INCOME	$54,615	$120,490		$175,105
Less: Net income attributable to noncontrolling interests	14,392	—		14,392
NET INCOME ATTRIBUTABLE TO ENDO INTERNATIONAL PLC	$40,223	$120,490		$160,713
DILUTED EARNINGS PER SHARE DATA ATTRIBUTABLE TO ENDO INTERNATIONAL PLC ORDINARY SHAREHOLDERS:
Continuing operations	$0.58			$1.32
Discontinued operations	(0.25)			0.02
DILUTED EARNINGS PER SHARE	$0.33			$1.34
DILUTED WEIGHTED AVERAGE SHARES	120,261			120,261
Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)
To exclude amortization of commercial intangible assets related to marketed products of $42,482, adjustments to accruals for certain separation benefits and other costs incurred in connection with continued efforts to enhance the company's operations of $(24) and accruals for milestone payments to partners of $2,000.

(2)
To exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $11,784, amortization of customer relationships of $2,505 and mesh litigation-related defense costs of $13,705.

(3)	To exclude milestone payments to partners of $1,092 and certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $8,913.

(4)	To exclude the impact of charges primarily for mesh-related product liability.

(5)	To exclude asset impairment charges.

(6)	To exclude acquisition and integration costs.

(7)	To exclude additional non-cash interest expense related to our 1.75% Convertible Senior Subordinated Notes.

(8)	To exclude $(14,628) related to patent litigation settlement income.

(9)	Primarily to reflect the cash tax savings from acquired tax attributes and the tax effect of the pre-tax adjustments above at applicable tax rates.

(10)	To exclude certain items related to the HealthTronics business, which is reported as Discontinued operations, net of tax.

The following tables provide a reconciliation of our reported (GAAP) statements of operations to our adjusted statements of operations (Non-GAAP) for each of the nine months ended September 30, 2014 and 2013 (in thousands, except per share data):

Nine Months Ended September 30, 2014 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$2,077,231	$—		$2,077,231

COSTS AND EXPENSES:
Cost of revenues	976,899	(236,065)	(1)	740,834
Selling, general and administrative	603,573	(139,912)	(2)	463,661
Research and development	113,772	(25,022)	(3)	88,750
Litigation-related and other contingencies, net	1,135,443	(1,135,443)	(4)	—
Acquisition-related and integration items	71,819	(71,819)	(5)	—
OPERATING (LOSS) INCOME	$(824,275)	$1,608,261		$783,986
INTEREST EXPENSE, NET	167,528	(11,307)	(6)	156,221
LOSS ON EXTINGUISHMENT OF DEBT	31,712	(31,712)	(7)	—
OTHER INCOME, NET	(17,731)	9,579	(8)	(8,152)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(1,005,784)	$1,641,701		$635,917
INCOME TAX	(338,592)	482,970	(9)	144,378
(LOSS) INCOME FROM CONTINUING OPERATIONS	$(667,192)	$1,158,731		$491,539
DISCONTINUED OPERATIONS, NET OF TAX	2,251	694	(10)	2,945
CONSOLIDATED NET (LOSS) INCOME	$(664,941)	$1,159,425		$494,484
Less: Net income attributable to noncontrolling interests	2,895	1,575	(11)	4,470
NET (LOSS) INCOME ATTRIBUTABLE TO ENDO INTERNATIONAL PLC	$(667,836)	$1,157,850		$490,014
DILUTED EARNINGS PER SHARE DATA ATTRIBUTABLE TO ENDO INTERNATIONAL PLC ORDINARY SHAREHOLDERS:
Continuing operations	$(4.61)			$3.15
Discontinued operations	(0.01)			(0.01)
DILUTED (LOSS) EARNINGS PER SHARE	$(4.62)			$3.14
DILUTED WEIGHTED AVERAGE SHARES	144,604			155,902
Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)
To exclude amortization of commercial intangible assets related to developed technology of $186,727, a fair value step-up in inventory of $40,089 and accruals for milestone payments to partners of $9,249.

(2)
To exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the company's operations of $20,652, amortization of intangible assets of $7,546, mesh litigation-related defense costs of $44,442, offset by insurance recoveries of $(22,000), a charge for an additional year of the branded prescription drug fee in accordance with IRS regulations issued in the third quarter of 2014 of $24,972, accruals for excise tax payments of $54,300 and a charge of $10,000 related to the non-recoverability of certain non-trade receivables that did not relate to our core operating activities.

(3)	To exclude milestone payments to partners of $25,704 and adjustments to accruals for other costs incurred in connection with continued efforts to enhance the company's operations of $(682).

(4)	To exclude the impact of net charges primarily for mesh-related product liability.

(5)	To exclude acquisition and integration costs of $71,819 associated with the Paladin, Boca and other acquisitions.

(6)	To exclude additional non-cash interest expense related to our 1.75% Convertible Senior Subordinated Notes.

(7)	To exclude the net loss on extinguishment of debt in connection with various refinancing and note repurchase activity.

(8)
To exclude the net gain on sale of certain early-stage drug discovery and development assets of $(4,000), foreign currency impact related to the remeasurement of intercompany debt instruments of $(5,740) and other miscellaneous expense of $161.

(9)	Primarily to reflect the cash tax savings from acquired tax attributes and the tax effect of the pre-tax adjustments above at applicable tax rates.

(10)	To exclude the after-tax adjustment to the previously recorded gain on sale of the HealthTronics business and certain other sale-related costs.

(11)	To exclude the impact of the portion of certain of the above adjustments attributable to noncontrolling interests.

Nine Months Ended September 30, 2013 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$2,031,961	$—		$2,031,961

COSTS AND EXPENSES:
Cost of revenues	785,630	(142,923)	(1)	642,707
Selling, general and administrative	662,896	(113,080)	(2)	549,816
Research and development	108,849	(19,187)	(3)	89,662
Litigation-related and other contingencies	159,098	(159,098)	(4)	—
Asset impairment charges	4,756	(4,756)	(5)	—
Acquisition-related and integration items	3,876	(3,876)	(6)	—
OPERATING INCOME	$306,856	$442,920		$749,776
INTEREST EXPENSE, NET	129,691	(16,816)	(7)	112,875
LOSS ON EXTINGUISHMENT OF DEBT	11,312	(11,312)	(8)	—
OTHER (INCOME) EXPENSE, NET	(49,641)	51,448	(9)	1,807
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$215,494	$419,600		$635,094
INCOME TAX	82,917	104,136	(10)	187,053
INCOME FROM CONTINUING OPERATIONS	$132,577	$315,464		$448,041
DISCONTINUED OPERATIONS, NET OF TAX	(3,248)	44,264	(11)	41,016
CONSOLIDATED NET INCOME	$129,329	$359,728		$489,057
Less: Net income attributable to noncontrolling interests	38,758	—		38,758
NET INCOME ATTRIBUTABLE TO ENDO INTERNATIONAL PLC	$90,571	$359,728		$450,299
DILUTED EARNINGS PER SHARE DATA ATTRIBUTABLE TO ENDO INTERNATIONAL PLC ORDINARY SHAREHOLDERS:
Continuing operations	$1.13			$3.83
Discontinued operations	(0.36)			0.02
DILUTED EARNINGS PER SHARE	$0.77			$3.85
DILUTED WEIGHTED AVERAGE SHARES	116,890			116,890
Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)
To exclude amortization of commercial intangible assets related to marketed products of $135,805, certain separation benefits and other costs incurred in connection with continued efforts to enhance the company's operations of $1,118 and accruals for milestone payments to partners of $6,000.

(2)
To exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $70,688, amortization of customer relationships of $7,521 and mesh litigation-related defense costs of $34,871.

(3)	To exclude milestone payments to partners of $5,064 and certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $14,123.

(4)	To exclude the impact of charges primarily for mesh-related product liability.

(5)	To exclude asset impairment charges.

(6)	To exclude acquisition and integration costs.

(7)	To exclude additional non-cash interest expense related to our 1.75% Convertible Senior Subordinated Notes.

(8)
To exclude the unamortized debt issuance costs written off and recorded as a loss on extinguishment of debt upon our March 2013 prepayment on our Term Loan indebtedness as well as upon the amendment and restatement of our existing credit facility.

(9)	To exclude $(50,400) related to patent litigation settlement income and other income of $(1,048).

(10)	Primarily to reflect the cash tax savings from acquired tax attributes and the tax effect of the pre-tax adjustments above at applicable tax rates.

(11)	To exclude certain items related to the HealthTronics business, which is reported as Discontinued operations, net of tax.

Non-GAAP Adjusted net income and its components and Non-GAAP Adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, we stress that these are Non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, Non-GAAP Adjusted net income and its components (unlike U.S. GAAP net income and its components) may not be comparable to the calculation of similar measures of other companies. These Non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance. See Endo's Current Report on Form 8-K filed today with the Securities and Exchange Commission for an explanation of Endo's reasons for using non-GAAP measures.
Reconciliation of Projected GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share Guidance for 2014

	Year Ending
	December 31, 2014
Projected GAAP diluted income per common share	$(3.95)	To	$(3.80)
Upfront and milestone-related payments to partners	0.22		0.22
Amortization of commercial intangible assets and fair value inventory step-up	1.89		1.89
Acquisition related, integration and restructuring charges	1.35		1.35
Basic to Diluted weighted average share count effect	0.24		0.24
Charges for litigation and other legal matters	7.48		7.48
Interest expense adjustment for non-cash interest related to our 1.75% Convertible Senior Subordinated Notes and other treasury related items	0.08		0.08
Tax effect of pre-tax adjustments at the applicable tax rates and certain other expected cash tax savings as a result of acquisitions	(3.21)		(3.21)
Diluted adjusted income per common share guidance	$4.10	To	$4.25
The company's guidance is being issued based on certain assumptions including:

•	Certain of the above amounts are based on estimates and there can be no assurance that Endo will achieve these results.

•	Includes all completed business development transactions as of November 5, 2014.

About Endo
Endo International plc is a global specialty healthcare company focused on improving patients' lives while creating shareholder value. Endo develops, manufactures, markets, and distributes quality branded pharmaceutical, generic and device products through its operating companies. Endo has global headquarters in Dublin, Ireland, and U.S. headquarters in Malvern, PA. Learn more at www.endo.com.

(Tables Attached)
The following tables present Endo's unaudited Net Revenues for the three and nine months ended September 30, 2014 and 2013:
Endo International plc
Net Revenues (unaudited)
(in thousands)

	Three Months Ended September 30,		Percent Growth	Nine Months Ended September 30,		Percent Growth
	2014	2013		2014	2013
U.S. Branded Pharmaceuticals:
LIDODERM®	$41,602	$149,946	(72)%	$117,684	$566,626	(79)%
OPANA® ER	49,800	59,936	(17)%	150,862	174,214	(13)%
Voltaren® Gel	46,302	45,044	3%	129,658	123,937	5%
PERCOCET®	30,709	26,250	17%	91,232	78,818	16%
FORTESTA® Gel	11,525	15,025	(23)%	34,672	47,156	(26)%
FORTESTA® Gel Authorized Generic	6,048	—	NM	6,048	—	NM
FROVA®	18,739	16,027	17%	52,417	44,116	19%
SUPPRELIN® LA	17,762	14,105	26%	48,568	44,128	10%
VALSTAR®	6,371	6,024	6%	18,407	16,327	13%
VANTAS®	2,198	3,039	(28)%	6,312	10,013	(37)%
SUMAVEL®	7,490	—	NM	10,666	—	NM
AVEED™	1,288	—	NM	1,612	—	NM
Other Branded Products	352	508	(31)%	1,533	1,833	(16)%
Royalty and Other Revenue	745	30,232	(98)%	53,972	32,204	68%
Total U.S. Branded Pharmaceuticals	$240,931	$366,136	(34)%	$723,643	$1,139,372	(36)%
Total U.S. Generic Pharmaceuticals	$319,399	$183,939	74%	$803,467	$532,722	51%
Total International Pharmaceuticals	93,786	—	NM	190,696	—	NM
Devices:
Men's Health	60,584	61,536	(2)%	198,974	197,185	1%
Women's Health	21,689	24,200	(10)%	73,919	80,470	(8)%
BPH Therapy	27,549	25,508	8%	86,532	82,212	5%
Total Devices	109,822	111,244	(1)%	359,425	359,867	—%
Total Revenue	$763,938	$661,319	16%	$2,077,231	$2,031,961	2%

The following table presents unaudited condensed consolidated Balance Sheet data at September 30, 2014 and December 31, 2013:

	September 30, 2014	December 31, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$708,529	$526,597
Restricted cash and cash equivalents	215,157	770,000
Marketable securities	5,336	—
Accounts receivable	1,039,835	725,827
Inventories, net	503,611	374,439
Assets held for sale	—	160,257
Other assets	509,035	297,387
Total current assets	$2,981,503	$2,854,507
TOTAL NON-CURRENT ASSETS	7,608,046	3,717,349
TOTAL ASSETS	$10,589,549	$6,571,856
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$2,110,503	$1,247,083
Liabilities related to assets held for sale	—	31,571
Other current liabilities	154,253	418,018
Total current liabilities	$2,264,756	$1,696,672
LONG-TERM DEBT, LESS CURRENT PORTION, NET	4,219,309	3,323,844
OTHER LIABILITIES	1,575,292	966,124
STOCKHOLDERS' EQUITY:
Total Endo International plc shareholders’ equity	$2,490,721	$526,018
Noncontrolling interests	39,471	59,198
Total shareholders’ equity	$2,530,192	$585,216
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,589,549	$6,571,856

The following table presents unaudited condensed consolidated Statement of Cash Flow data for the nine months ended September 30, 2014 and 2013:

	Nine Months Ended September 30,
	2014	2013
OPERATING ACTIVITIES:
Consolidated net (loss) income	$(664,941)	$129,329
Adjustments to reconcile consolidated Net (loss) income to Net cash provided by operating activities
Depreciation and amortization	233,012	196,422
Share-based compensation	23,150	31,258
Amortization of debt issuance costs and premium / discount	23,670	27,336
Other	(312,167)	68,312
Changes in assets and liabilities which provided (used) cash	929,480	(180,185)
Net cash provided by operating activities	232,204	272,472
INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(57,126)	(52,796)
Acquisitions, net of cash acquired	(1,052,599)	(3,645)
Proceeds from sale of business, net	54,521	(700)
Settlement escrow	11,518	(54,500)
Decrease in restricted cash and cash equivalents	554,733	—
Other	110,110	(15,348)
Net cash used in investing activities	(378,843)	(126,989)
FINANCING ACTIVITIES:
Cash distributions to noncontrolling interests	(6,144)	(36,709)
Borrowings (payments) on indebtedness, net	337,832	(136,594)
Exercise of options	36,124	83,743
Other	(55,107)	(10,913)
Net cash provided by (used in) financing activities	312,705	(100,473)
Effect of foreign exchange rate	(1,547)	1,159
NET INCREASE IN CASH AND CASH EQUIVALENTS	164,519	46,169
LESS: NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS OF DISCONTINUED OPERATIONS	(17,413)	530
NET INCREASE IN CASH AND CASH EQUIVALENTS OF CONTINUING OPERATIONS	181,932	45,639
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	526,597	529,689
CASH AND CASH EQUIVALENTS, END OF PERIOD	$708,529	$575,328

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities legislation. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect Endo's current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Although Endo believes that these forward-looking statements and information are based upon reasonable assumptions and expectations, readers should not place undue reliance on them, or any other forward-looking statements or information in this news release. Investors should note that many factors, as more fully described in the documents filed by Endo with securities regulators in the United States and Canada including under the caption “Risk Factors” in Endo's Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and with securities regulators in Canada on System for Electronic Document Analysis and Retrieval (“SEDAR”) and as otherwise enumerated herein or therein, could affect Endo's future financial results and could cause Endo's actual results to differ materially from those expressed in forward-looking statements contained in Endo's Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause Endo's actual results to differ materially from expected and historical results. Endo assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities law.
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